Exhibit 10.18

Equity Disposal Agreement

This Equity Disposal Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”) by and among:

Party A: Beijing Chukong Aipu Technology Co., Ltd.

Registered address: Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing

And

CHEN Haozhi, with PRC identification number of

LIU Guanqun, with PRC identification number of

MA Fei, with PRC identification number of

(CHEN Haozhi, LIU Guanqun and MA Fei are collectively referred as Party B and jointly and severally obligated under this Agreement)

And

Party C: Beijing Wan’ai Internet Technology Co., Ltd.

Registered address: Room 238, 2nd Floor, Minyou Hostel, Building 23, 18 An’ningzhuang East Road, Haidian District, Beijing

(Party A, Party B and Party C individually a “Party”, and collectively the “Parties”)

Whereas:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing in the PRC;

2.	Party C is a limited liability company incorporated in the PRC;

3.	Party B are shareholders of Party C (“Authorizers”);

4.	Party A and Party B have entered into an equity interest pledge agreement, under which Party B will provide security for Party C’s performance of its obligations under the exclusive consulting and services agreement signed between Party C and Party A. For the safety of such rights of pledge and in consideration of the technical support provided by Party A for Party C and the favorable cooperation relationships between the Parties, the Parties hereby agree as follows:

1.	GRANT OF OPTION

1.1	Grant

The Parties hereto agree that as of the date hereof, Party A is entitled to an exclusive option to purchase by itself or via a third party designated by it all equity interests held by the Authorizers in Party C at an amount of RMB 1 yuan or the minimum price permitted under the then applicable PRC laws (whichever is lower), unless as disclosed to and approved expressly in writing by Party A in advance. Such option is conferred on Party A upon execution by the Parties and effectiveness of this Agreement. Such option, once granted, may neither be revoked nor modified within the term of this Agreement (including any extension under Article 1.2) .

1.2	Term

This Agreement shall be executed and effected on the date first above written. Unless early terminated by Party A, the term of this Agreement will commence as of the date hereof and expire upon expiration of the business term of Party A or any extension thereof. At the request of Party A, the Parties may extend the term of this Agreement prior to its expiration, and enter into separate exclusive consulting and service agreement or continue to perform this Agreement, in each case at the request of Party A.

2.	EXERCISE OF OPTION AND CLOSING

2.1	Time of exercise

2.1.1	The Authorizers unanimously agree that Party A may exercise the option hereunder in whole or in part at any time after this Agreement is executed and becomes effective to the extent permitted by the PRC laws and regulations.

2.1.2	The Authorizers unanimously agree that Party A may exercise the option for any times without limitation, unless and until it acquires and holds 100% of the equity interests of Party C.

2.1.3	The Authorizers unanimously agree that Party A may exercise its option through any third parties designated by it on its behalf, provided that Party A shall give prior notice in writing to the Authorizers before such exercise.

2.2	Disposal of price of exercise

The Authorizers unanimously agree that if Party A exercises the option, the full price of exercise so received by them shall immediately transfer to any third party designated by Party C or Party A from the Authorizers in the manner agreed by Party A in writing.

2.3	Assignment

The Authorizers unanimously agree that the option hereunder may be assigned in whole or in part to a third party without prior consent of the Authorizers. Such third party shall be deemed as a party to this Agreement and may exercise such option under the terms hereof, and shall assume the rights and obligations of Party A hereunder.

2.4	Notice of exercise

If Party A exercises the option, it shall send a notice to the Authorizers no less than 10 business days prior to the Closing Date (as defined below), specifying the following terms:

2.4.1	Effective closing date of equity interest upon exercise of option (hereinafter referred to as the “Closing Date”);

2.4.2	The names of holders of such equity to be registered upon exercise;

2.4.3	number and percentage of equity interests purchased from the Authorizers respectively;

2.4.4	Exercise price and form of payment; and

2.4.5	Power of attorney (if exercised by a third party designated by Party A).

The Parties hereto agree that Party A may from time to time designate a third party to exercise the option and register equity in the name of such third party.

2.5	Transfer of equity

Each time when Party A exercises the option, within 10 business days upon receipt of a notice of exercise sent by Party A under Article 2.4 hereof:

(1)	The Authorizers shall direct Party C to convene a shareholders meeting, during which a resolution will be adopted to approve the Authorizers to assign their equities to Party A and/or its designated third parties:

(2)	The Authorizer shall execute an equity transfer agreement with Party A (or its designated third party, as the case may be) substantially in the form of the equity transfer agreement as set out in Schedule I attached hereto; and

(3)	Party B shall each execute all contracts, agreements or instruments as required and obtain all necessary government approvals and consents, and take all necessary actions to transfer the valid ownership of equity interest purchased to Party A and/or its designated third parties free of any security interest, and cause Party A and/or its designated third parties to be registered owner of such equity interest with competent administration of industry and commerce, and submit the updated business license, articles of association, certificates of approval (if applicable) and any other relevant documents issued by or filed with competent authorities in the PRC to Party A and/or its designated third parties, indicating such matters as the change of equity interests of Party C and change of directors and legal representative of Party C.

3.	REPRESENTATIONS AND WARRANTIES

The Authorizers represent and warrant that:

3.1.1	they have full power and authority to execute and perform this Agreement;

3.1.2	their performance of this Agreement and their obligations hereunder do not violate any laws, regulations and other agreements binding upon them, and does not require any governmental approval or authorization;

3.1.3	there is no pending or threatened action, arbitration or other judicial or administrative proceedings which may materially affect this Agreement;

3.1.4	they have disclosed to Party A all circumstances which may have adverse effect on this Agreement;

3.1.5	none of them is declared bankrupt and each of them is in good financial standing;

3.1.6	the equity interest held by them in Party C is free from any pledge, security, liability and other third party encumbrance, and free from any recourse by any third party;

3.1.7	they will not create any pledge, liability or any other third party encumbrance on the equity interest held by them in Party C, nor dispose the equity interest held by them in Party C to any person other than Party A or any third party designated by Party A by way of transfer, grant, pledge or otherwise;

3.1.8	the option granted to Party A hereunder is exclusive, and the Authorizers may not grant such option or similar right to any person other than Party A or any third party designated by Party A;

3.1.9	during the term of this Agreement, the business operations of Party C are in compliance with all laws, regulations, provisions and other administrative provisions and guidelines from governmental authorities, and in no violation of any of the foregoing which may have material adverse effect on the business and assets of the Company;

3.1.10	they will continue its existence in accordance with sound financial and commercial standards and practices, prudently and effectively conduct its business and deal with its affairs, make best efforts to ensure Party C maintain all licenses, permits and approvals necessary for its operation, and that such permits, licenses and approvals will not be cancelled, withdrawn or declared invalid;

3.1.11	they will provide all operating and financial information regarding Party C as requirested by Party A;

3.1.12	Before Party A (or any third party designated by Party A) acquires 100% equity or interest of Party C by exercising the option, unless with prior written consent of Party A (or any third party designated by Party A), Party C may not:

(a)	sell, transfer, pledge or otherwise dispose any asset, business or income, or allow creation of any other security interest thereon, except during ordinary or routine course of business or having been disclosed to and received express prior written consent from Party A;

(b)	conclude any transaction which may have material adverse effect on its assets, liabilities, operations, equity interest or other legitimate rights, except during ordinary or routine course of business or having been disclosed to and received express prior written consent from Party A;

(c)	distribute any dividend or bonus to its shareholders;

(d)	incur, assume, provide security for or permit existence of any debt, except for (i) any debt incurred during ordinary or routine course of business and not from borrowing; or (ii) any debt which has been disclosed to and received express prior written consent from Party A;

(e)	execute any material contract, except during ordinary or routine course of business (for purposes of this paragraph, a contract with a value exceeding RMB 50,000 shall be deemed as a material contract);

(f)	increase or decrease the registered capital of Party C at any shareholders meeting or otherwise change the structure of its registered capital;

(g)	make any supplement, change or amendment to the articles of association of Party C; or

(h)	merge or form alliance with, acquire or invest in any person.

3.1.13	Before Party A (or any third party designated by Party A) exercises the option and acquire 100% equity or assets of Party C, unless with express prior written consent of Party A (or any third party designated by Party A), Party B may not, individually or jointly:

(a)	make any supplement, change or amendment to any constitutional document of Party C, which supplement, change or amendment may have material adverse effect on the assets, liabilities, operations, equity interest or other legitimate rights of Party C (except for proportional capital increase required by law), or on valid performance of this Agreement and any other agreement made by Party A, Party B and Party C;

(b)	procure Party C to conclude any transaction which may have material adverse effect on the assets, liabilities, operations, equity interest and other legitimate rights of Party C, except during ordinary or routine course of business or having been disclosed to and received express prior written consent from Party A;

(c)	procure adoption of a resolution to distribute any dividend and bonus at a shareholders meeting of Party C;

(d)	sell, transfer, charge or otherwise dispose any legitimate or beneficiary interest of any equity interest of Party C, or permit creation of any other security interest thereon at any time after the date hereof;

(e)	procure approval of any sale, transfer, charge or other disposal of any legitimate and beneficiary interest of any equity interest, or permit creation of any other security interest thereon, at a shareholders meeting of Party C;

(f)	procure approval of any merger, alliance with, acquisition of or investment in any person, or any restructuring, at a shareholders meeting of Party C; or

(g)	voluntarily wind up, liquidate or dissolve Party C.

3.1.14	Before Party A (or any third party designated by Party A) acquires 100% equity interest or assets of Party C by exercising the option, each of Party B undertakes to:

(a)	immediately notify Party A in writing of any litigation, arbitration or administrative proceedings in respect of the equity interest owned by Party A that has occurred or may occur, or any circumstance which may have any adverse effect on such equity interest;

(b)	procure approval of any transfer of equity interest purchased under this Agreement at a shareholders meeting of Party C, procure Party C to modify its articles of association reflecting transfer of equity interest from Party B to Party A and/or any third party designated by Party A and any other change set out herein, and immediately apply for approval (if required by the law) and re-registration with competent PRC authority, and procure approval by Party C of any person nominated by Party A and/or any third party designated by Party A as its director and legal representative at its shareholders meeting;

(c)	execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary charges or and provide necessary and appropriate defense against all claims, for the purpose to maintain its legitimate and valid ownership of its equity interest;

(d)	at request from Party A from time to time, unconditionally and immediately transfer its equity interest to any third party designated by Party A, and waive its right of first refusal in relation to said equity transfer by another existing shareholder; and

(e)	comply with this Agreement and any other agreements as executed by Party A and each of Party B, perform all obligations under such agreements, and not take any acts/omissions which is sufficient to affect validity and enforceability of this Agreement.

3.2	Undertakings

The Authorizers undertake to bear all costs and expenses arising from equity transfer, and effect all formalities necessary for Party A and/or any third party designated by Party A to become shareholder of Party C including, without limitation, assisting Party A to obtain all necessary governmental approvals for the equity transfer, submitting equity transfer agreement and resolutions of the shareholders meeting to competent administration of industry and commerce, so as to amend the articles of association, shareholder register and other constitutional documents.

3.3	Each of Party B hereby jointly and severally represents and warrants to Party A that as of the date hereof and each Closing Date:

(1)	it has full power and capacity to execute and deliver this Agreement and any equity transfer agreement executed under this Agreement for each transfer of purchased equity interest to which it is a party (each a “Transfer Agreement”), and to perform the obligations under this Agreement and any Transfer Agreement. Once executed, this Agreement and each Transfer Agreement to which it is a party shall constitute its legitimate, valid and binding obligations and is enforceable against it under the terms thereunder;

(2)	Neither the execution and delivery of this Agreement or any Transfer Agreement nor the performance of obligations under this Agreement or any Transfer Agreement will: (i) violate any applicable PRC laws or regulations, conflict with its articles of association or other constitutional documents; (iii) result in violation of any contract or instrument to which it is a party or binding upon it, or constitute any breach under any contract or instrument to which it is a party or binding upon it; (iv) lead to any violation of any permit or approval issued to it and/or any valid condition; or (v) result in suspension or revocation of any permit or approval issued to it, or creation of any additional conditions;

(3)	Party B has good and marketable ownership to all equity interest of Party C. Party B does not create any security interest upon such equity interest;

(4)	Party C has no outstanding debts, except for any debt (i) incurred during ordinary course of business and (ii) having been disclosed to and received express prior written consent from Party A;

(5)	Party C has and will continue to comply with all laws and regulations applicable to the acquisition of equity interest and assets; and

(6)	there is no ongoing or pending or threatened action, arbitration or administrative proceedings relating to the equity or assets of Party C or Party C itself.

4.	SPECIAL AGREEMENT

Party B covenants that all equity interest in Party C held by it is subject to the terms of this Agreement regardless of its percentage.

5.	TAXES

Any and all taxes incurred during performance of this Agreement shall be borne by the incurring Party.

6.	BREACH

6.1	If Party B or Party C breaches this Agreement or any of its representations or warranties hereunder, Party A may send a notice in writing to the breaching Party requesting correction of such default within 10 days upon receipt of such notice, take measures to prevent occurrence of any damage, and continue performing this Agreement. The breaching Party shall indemnify Party A for any damage incurred by Party A to the extent that Party A will have all interests entitled to it if this Agreement is duly performed.

6.2	If Party B or Party C fails to correct its breach within 10 days upon receipt of the notice under Article 6.1, Party A may request the defaulting party to indemnify Party A for any and all costs, liabilities or losses incurred by Party A (including but not limited to any interest paid or lost due to such default, and any legal fees). Party A may concurrently transfer the equity interests held by Party B to Party A and/or any third party designated by Party A by enforcing the equity transfer agreement attached hereto.

7.	GOVERNING LAW AND DISPUTE RESOLUTION

7.1	Governing law

This Agreement, including but no limited to its consummation, performance, validity and construction, shall be governed by the PRC laws.

7.2	Negotiations

Any dispute arising from the construction or performance of this Agreement shall be resolved by negotiations between the Parties or mediations by a third party. If negotiations or mediations Fail, such dispute shall be submitted to a competent arbitral authority within 30 days from the date on which discussion of the dispute is commenced.

7.3	Arbitration

Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

8.	CONFIDENTIALITY

8.1	Confidential information

This Agreement and the schedules attached hereto shall be kept in confidence. No Party may disclose any information in this Agreement to any third party (unless with prior written consent of all of the Parties). This Article 8.1 shall survive termination of this Agreement.

8.2	Exception

Disclosure of any confidential information required by laws, court rulings, arbitral awards and decisions of any governmental authority will not constitute breach of Article 8.1.

9.	MISCELLANEOUS

9.1	Entire agreements

The Parties acknowledge that this Agreement constitutes fair and reasonable agreements on the basis of equality and mutual benefit. This Agreement represents entire agreements with respect to the subject matter hereunder between the Parties. In the event of any inconsistency between this Agreement and any prior discussion, negotiation or agreement, this Agreement will prevail. This Agreement may not be modified without agreement of the Parties in writing. The schedules attached hereto constitute an integral part of and have the same effect with this Agreement.

9.2	Notices

9.2.1	All notices or other correspondences given by either Party pursuant to this Agreement shall be made in writing and may be delivered in person, by registered mail, postage prepaid mail, recognized courier service or facsimile to the following addresses.

If to Party A: Beijing Chukong Aipu Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party B:

CHEN Haozhi

Attention:	Chen Haozhi
Phone:
Fax:

LIU Guanqun

Attention:	LIU Guanqun
Phone:
Fax:

MA Fei

Attention:	MA Fei
Phone:
Fax:

If to Party C:

Beijing Wan’ai Internet Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

9.2.2	A notice or communication in any of the following cases shall be deemed as duly served:

9.2.2.1	If delivered by facsimile, on the date as shown on the facsimile, provided that if the facsimile is delivered later than 5:00 p.m. or on a non-business day, then on the following working day after the date shown on the facsimile;

9.2.2.2	If delivered by personal delivery (including express delivery), on the date of receipt;

9.2.2.3	If delivered by registered mail, on the 15th day after the date on the return receipt.

9.2.2.4	Binding effect

This Agreement shall be binding upon each of the Parties.

9.3	Language

This Agreement is made in five originals in Chinese, with one copy for each Party.

9.4	Day and business day

For purpose of this Agreement, a day means a calendar day, and a business day means any day from Monday to Friday.

9.5	Headings

The headings of this Agreement are for convenience of reference only, and may not be used in the construction of this Agreement.

9.6	Supplemental provision

The obligations, undertakings and liabilities of the Authorizers hereunder to Party A are joint and several, and the Authorizers are jointly and severally liable to each other. Regarding Party A, any breach by any of the Authorizers shall automatically constitute a breach of the Authorizers.

9.7	Other matters

Any matter not provided hereunder shall be resolved in accordance with PRC laws through negotiations by the Parties.

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Signature page of Equity Disposal Agreement

PARTY A: BEIJING CHUKONG AIPU TECHNOLOGY CO., LTD.
(Company Seal)

By:	/s/ CHEN Haozhi
Chairman

PARTY B:

CHEN Haozhi

By:	/s/ CHEN Haozhi

LIU Guanqun

By:	/s/ LIU Guanqun

MA Fei

By:	/s/ MA Fei

PARTY C: BEIJING WAN’AI INTERNET TECHNOLOGY CO., LTD.
(Company Seal)

By:	/s/ CHEN Haozhi
Director

Schedule I: Equity Transfer Agreement

Equity Transfer Agreement

This equity transfer agreement (this “Agreement”) is hereby executed by the following parties on June 5, 2007 at Beijing, the People’s Republic of China.

Party A: Beijing Chukong Aipu Technology Co., Ltd.

Registered address: Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing

And

CHEN Haozhi, with PRC identification number of

LIU Guanqun, with PRC identification number of

MA Fei, with PRC identification number of

(CHEN Haozhi, LIU Guanqun and MA Fei are collectively referred as Party B)

And

Party C: Beijing Wan’ai Internet Technology Co., Ltd.

Registered address: Room 238, 2nd Floor, Minyou Hostel, Building 23, 18 An’ningzhuang East Road, Haidian District, Beijing

(Party A, Party B and Party C individually a “Party”, and collectively the “Parties”)

Whereas:

1.	Party A is a wholly foreign-owned enterprise incorporated and existing in the People’s Republic of China (the “PRC”);

2.	Party C is a PRC company incorporated in Beijing, the PRC, the equity interest of which is held by CHEN Haozhi, LIU Guanqun and MA Fei in the proportion of 45%, 45% and 10%, respectively (the “Equity Interest”); and

3.	If Party A and (or) the third party designated by Party A exercise their options, Party B agrees to transfer, and Party A and (or) the third party designated by Party A agree to accept, all or any part of the equity interest in Party C held by Party B to Party A and (or) the third party designated by Party A pursuant to the Equity Disposal Agreement by Party B and Party dated as of the date hereof (“Equity Transfer”).

The Parties hereby agree as follows:

1.	EQUITY TRANSFER

1.1	Party B agrees to transfer to Party A, and Party A agrees to accept from Party B, the Equity Interest. Upon completion of the Equity Transfer, Party A will hold 100% of the Equity Interest.

1.2	Party A shall pay RMB [ ] to Party B as consideration for the Equity Transfer pursuant to Article 2.

1.3	Party B agrees to make the Equity Transfer contemplated hereunder, and also agrees to procure any other shareholder of Party C (excluding Party B) to sign any document necessary for the Equity Transfer, including resolution of shareholders’ meeting and waiver of the right of first refusal, and to provide assistance for completing other necessary procedures necessary for the Equity Transfer.

1.4	Party B and Party C shall jointly and severally take any action, including but not limited to signing this Agreement, adopting resolution at shareholders’ meeting and amendment of articles of association, which is necessary to fulfill transfer of the Equity Interest from Party B to Party A, and shall be responsible to complete all procedures necessary to receive government approval and registration with industrial and commercial administration within 10 business days upon issue of an exercise notice by Party A under the Equity Disposal Agreement , so as to enable Party A to be registered owner of the Equity Interest.

2.	PAYMENT OF EQUITY TRANSFER PRICE

2.1	Party A shall pay, within 5 business days upon its execution of this Agreement, RMB [ ] to [ ] , RMB [ ] to [ ] and RMB [ ] to [ ], and within 5 business days after completion of all government approvals, registration and filing procedures necessary for the Equity Transfer , pay RMB [ ] to [ ] , RMB [ ] to [ ] and RMB [ ] to [ ].

2.2	Party B shall provide document evidencing its receipt of each payment contemplated under Section 2.1 to Party A within 5 business days from such receipt.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Each of the Parties hereby represents and warrants that:

(a)	It is a legally incorporated and validly existing company or an individual with complete civil capacity, and has the requisite powers and authorities to sign and perform this Agreement and any other agreement contemplated hereunder;

(b)	It has taken or will take any action necessary to authorize execution, delivery and performance of this Agreement and any other document relating to the transaction contemplated hereunder, and none of such execution, delivery and performance is in breach of any applicable laws, regulations or government rules, or in violation of any legal rights and interests of any third party.

3.2	Party B and Party C jointly and severally represent and warrant to Party A that:

(a)	Party B is the legal and valid holder of 100% equity interest of Party C. Neither the acquisition or possession of such equity interest by Party B is in breach of any applicable laws, regulations or government rules, or in violation of any legal rights and interests of any third party.

(b)	Party C is a limited liability company legally incorporated and validly existing under the PRC laws, has complete corporate powers, is authorized to own, dispose and operate its assets and business, and conduct any ongoing or planned business. Party C has obtained all permits and qualifications, and has completed all procedures for governmental approvals, filings or registrations, regarding all businesses set forth in Party C’s business license.

(c)	Party C has not violated any laws, regulations or government rules since its incorporation.

(d)	The equity interest in Party C held by Party B has no any security interest or third party claim.

(e)	No document or information regarding Party C its business that may affect Party A’s decision to sign this Agreement has been omitted to be furnished to Party A.

(f)	Prior to the completion of the Equity Transfer, it will not, by any action or omission, authorize or cause issuing or offering to issue any new equity other than the equities outstanding as of the date of this agreement, and will not make any change of Party C’s registered capital or its shareholding structure.

4.	EFFECT AND TERM

This Agreement will be signed and comes into effect on the date first written above.

5.	DISPUTE RESOLUTION

Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

6.	GOVERNING LAW

The validity, construction and enforcement of this Agreement shall be governed by laws of PRC.

7.	AMENDMENT AND SUPPLEMENT

Any amendment of this Agreement will not be effective without agreement of the Parties in writing. Any amendment and supplement duly executed by the Parties shall be integral part of this Agreement and have the same legal effect as this Agreement.

8.	SEVERABILITY

If any clause hereof is held invalid or unenforceable due to its inconsistency with the applicable laws of any jurisdiction, such clause shall be deemed invalid or unenforceable only in such jurisdiction without any effect upon any other clause of this Agreement.

9.	SCHEDULE

Any schedule attached hereto shall be an integral part of this Agreement and have the same effect with this Agreement.

10.	MISCELLANEOUS

10.1	The agreement is made in Chinese and in five originals.

10.2	If Party A designates any third party to exercise its option, any reference to Party A under this Agreement will mean Party A and/or the third party designated by it, as applicable.

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Signature page of Equity Transfer Agreement

Party A: Beijing Chukong Aipu Technology Co., Ltd.

/s/

Authorized representative

Party B:

/s/ CHEN Haozhi

/s/ LIU Guanqun

/s/ MA Fei

Party C: Beijing Wan’ai Internet Technology Co., Ltd.

/s/ CHEN Haozhi

Authorized representative